Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PINNACLE FINANCIAL GAINS BALANCE SHEET, EARNINGS MOMENTUM IN 4Q12

$421 million in loan growth represents a 12.8% increase over prior year

NASHVILLE, Tenn., Jan. 15, 2013 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported that its net income per diluted common share available to common stockholders was $0.34 for the quarter ended Dec. 31, 2012, compared to net income per diluted common share available to common stockholders of $0.17 for the quarter ended Dec. 31, 2011. Included in fourth quarter 2012 results was a $2.1 million charge due to a Federal Home Loan Bank (FHLB) advance restructuring that was offset by $2.0 million in gains on the sale of securities. Net income per diluted common share available to common stockholders was $1.10 for the year ended Dec. 31, 2012, compared to net income per diluted common share available to common stockholders of $1.09 for the year ended Dec. 31, 2011.

Financial results for the year ended Dec. 31, 2012 include the impact of accelerated accretion of $1.7 million for the remaining preferred stock discount associated with the second quarter redemption of the remaining outstanding shares of TARP preferred stock which, if excluded, would result in net income per fully diluted share of $1.15 for 2012. Excluding the impact of an income tax benefit of $22.5 million as a result of last year’s release of a valuation allowance for deferred tax assets, net income for the year ended Dec. 31, 2011 would have been $0.43 per fully diluted common share. As a result, excluding the impact of both the accelerated accretion of the preferred stock discount and the tax benefit from the release of the valuation allowance, net income per diluted common share available to common stockholders for the year ended Dec. 31, 2012, was approximately 167.4 percent over the same period in 2011.

“This past year was a remarkable one for our firm and associates,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “We continued to experience dramatic improvement in asset quality. Nonperforming assets as a percentage of total loans and OREO decreased from 2.66 percent at Dec. 31, 2011, to 1.11 percent at Dec. 31, 2012, during a period when our net charge-offs were just 0.29 percent. Additionally, our organic growth model regained momentum as we experienced net loan growth of 12.8 percent in 2012 and 38.7 percent growth in average non-interest bearing demand deposits. We redeemed the remaining preferred shares issued in conjunction with the TARP program with no additional common shareholder dilution. We believe we have now substantially completed the rehabilitation of our balance sheet, and we again find ourselves optimistic about our growth and profitability prospects for the coming year.”

Building the Core Earnings Capacity of the Firm

•

Loans at Dec. 31, 2012, were $3.712 billion, an increase of $187.0 million from Sept. 30, 2012, and $420.8 million from Dec. 31, 2011, a year-over-year growth rate of 12.8 percent. Commercial and industrial loans plus owner-occupied commercial real estate loans were $2.041 billion at Dec. 31, 2012, an increase of $159.2 million, or 8.5 percent, from Sept. 30, 2012, and $313.3 million, or 18.1 percent, from Dec. 31, 2011.

•

Since expanding to Knoxville in the summer of 2007, Pinnacle has continued its strong growth in that market. The Knoxville footprint reached $641.6 million in loans at the end of fiscal year 2012, up from $594.2 million at Sept. 30, 2012, and an increase of 16.4 percent from $551.1 million at Dec. 31, 2011.

•	Average balances of noninterest bearing deposit accounts were $978.4 million in the fourth quarter of 2012, up 22.4 percent over third quarter of 2012 and 38.7 percent over the same quarter last year.

•

Revenues for the quarter ended Dec. 31, 2012 were $55.4 million, compared to $49.0 million for the same quarter of last year. Excluding securities gains, revenues for the quarter ended Dec. 31, 2012 were $53.4 million, compared to $51.4 million for the third quarter of 2012 and $48.9 million for the same quarter of last year. Revenues for the quarter ended Dec. 31, 2012, excluding securities gains, were up 3.8 percent on a linked-quarter basis and 9.2 percent over the same quarter last year.

•

Net interest margin increased for the ninth consecutive quarter to 3.80 percent for the quarter ended Dec. 31, 2012, up from 3.78 percent last quarter and from 3.65 percent for the quarter ended Dec. 31, 2011.

•

The firm’s efficiency ratio, excluding the $2.0 million of securities gains, $1.4 million in ORE expense and $2.1 million of charges related to the restructuring of $60.0 million of FHLB advances, was 58.8 percent for the fourth quarter of 2012.

•	Pre-tax pre-provision income was $20.5 million for the quarter ended Dec. 31, 2012, up 15.3 percent over last quarter and 40.0 percent over the same quarter last year.

“Growing high quality loans in the commercial segments of our markets is the foundation for continued acceleration of operating leverage and profitability,” Turner said. “During 2012, our relationship managers continued to penetrate our markets as evidenced by the 12.8 percent increase in loans this year. Also, the addition of several experienced commercial lenders in 2011 and 2012 bolstered our ability to grow organically and move market share in 2012 and should contribute significantly to our anticipated loan growth in 2013.”

Aggressively Dealing with Credit Issues

•	Nonperforming assets declined by $16.98 million from Sept. 30, 2012, a linked-quarter reduction of 29.1 percent and the 10th consecutive quarterly reduction.

•	Nonperforming assets were 1.11 percent of total loans plus other real estate at Dec. 31, 2012, compared to 1.65 percent at Sept. 30, 2012, and 2.66 percent at Dec. 31, 2011.

•

Nonperforming loans declined by $13.75 million during the fourth quarter of 2012, a linked-quarter reduction of 37.6 percent and the 11th consecutive quarterly reduction. Nonperforming loans are down 52.3 percent from Dec. 31, 2011.

•	Other real estate declined by 14.8 percent, or $3.24 million, during the fourth quarter of 2012 compared to the third quarter of 2012, inclusive of $0.6 million in property foreclosures.

•

Net charge-offs were $2.16 million for the quarter ended Dec. 31, 2012, compared to $6.34 million for the quarter ended Dec. 31, 2011, and $1.94 million for the third quarter of 2012. Annualized net charge-offs for the three and 12 months ended Dec. 31, 2012, were 0.24 percent and 0.29 percent, respectively.

•

Provision for loan losses expense decreased from $5.44 million for the fourth quarter of 2011 to $2.49 million for the fourth quarter of 2012. The results reflect a reduction in net charge-offs and a substantial improvement in the credit quality of the loan portfolio compared to the same period in 2011.

•

The allowance for loan losses represented 1.87 percent of total loans at Dec. 31, 2012, compared to 1.96 percent at Sept. 30, 2012, and 2.25 percent at Dec. 31, 2011. The ratio of the allowance for loan losses to nonperforming loans increased to 304.2 percent at Dec. 31, 2012, from 188.9 percent at Sept. 30, 2012, and 154.6 percent at Dec. 31, 2011.

“Our priority for the last three years has been to aggressively deal with credit issues,” Turner said. “With the ratio of nonperforming assets to total loans plus OREO of 1.11 percent and with the steady reduction in troubled asset inflows, we believe the rehabilitation of our balance sheet is substantially complete. We can now further intensify our focus and resources on growing our franchise in Middle and East Tennessee consistent with the competitive opportunities that exist for us in these two very attractive banking markets.”

Pinnacle reported nonperforming loan inflows of $5.9 million for the fourth quarter of 2012 compared to $4.6 million in the third quarter of 2012, as well as nonperforming asset resolutions of $22.9 million in the fourth quarter of 2012, up from the third quarter of 2012 resolution amount of $12.5 million. Turner noted that during the fourth quarter of 2012, Pinnacle realized, through a bankruptcy settlement, a $5.6 million recovery of a loan previously charged-off in 2009. Concurrently, Pinnacle accelerated its disposition strategy with respect to certain troubled assets which included a bulk sale of approximately $9.0 million in nonperforming assets. Turner also noted that bulk sales are not a typical disposition strategy for Pinnacle, and he does not expect the firm to adopt bulk sales as a recurring strategy for the future disposition of troubled assets.

The following is a summary of the activity in various nonperforming asset and troubled debt restructuring categories for the quarter ended Dec. 31, 2012:

(in thousands)	Balances Sept. 30, 2012	Payments, Sales and Reductions	Foreclosures	Inflows	Balances Dec. 31, 2012
Troubled debt restructurings:
Commercial real estate – mortgage	$16,631	$(4,103)	$—	$7,736	$20,264
Consumer real estate – mortgage	6,031	(208)	—	488	6,311
Construction and land development	372	(302)	—	—	70
Commercial and industrial	935	(249)	—	—	686
Consumer and other	121	(2)	—	—	119

Totals	24,090	(4,864)	—	8,224	27,450

Nonperforming loans:
Commercial real estate – mortgage	14,983	(8,447)	—	2,754	9,290
Consumer real estate – mortgage	10,548	(5,642)	(333)	1,333	5,906
Construction and land development	5,857	(1,467)	(28)	147	4,509
Commercial and industrial	4,896	(3,329)	—	1,471	3,038
Consumer and other	287	(168)	(202)	163	80

Totals	36,571	(19,053)	(563)	5,868	22,823

Other real estate:
Residential construction and development	7,680	(2,243)	28	—	5,465
Commercial construction and development	9,931	(615)	—	—	9,316
Other	4,206	(942)	535	—	3,799

Totals	21,817	(3,800)	563	—	18,580

Total nonperforming assets and troubled debt restructurings	$82,478	$(27,717)	$—	$14,092	$68,853

OTHER FOURTH QUARTER 2012 HIGHLIGHTS:

•	Improving Balance Sheet Composition

•

Average balances for noninterest-bearing demand and interest checking made up 42.9 percent of average total deposits for the quarter ended Dec. 31, 2012, up from 35.4 percent for the quarter ended Dec. 31, 2011. Average core deposits were 88.8 percent of average total deposits for the quarter ended Dec. 31, 2012, up from 86.8 percent for the quarter ended Dec. 31, 2011.

•

The firm has steadily reduced the size of its investment portfolio by $190.1 million since the beginning of 2012. At Dec. 31, 2012, securities were just 14.0 percent of total assets, down from 18.4 percent at Dec. 31, 2011.

•

Total construction and development loans were $313.6 million at Dec. 31, 2012, down from a peak of $674.4 million or 19.41 percent of total loans at March 31, 2009. Total construction and development loans represented 8.45 percent of total loans at Dec. 31, 2012, compared to 8.87 percent at Sept. 30, 2012, and 8.33 percent at Dec. 31, 2011.

•	At Dec. 31, 2012, Pinnacle’s ratio of tangible common stockholders’ equity to tangible assets was 8.97 percent, compared to 9.15 percent at Sept. 30, 2012, and 8.44 percent at Dec. 31, 2011.

“We are very pleased with the effort of our relationship managers in the continued attraction of high quality borrowers,” said Harold R. Carpenter, Pinnacle’s chief financial officer. “Our loan portfolio has changed meaningfully over the last three years as we reduced problem assets and our exposure to residential construction. At the same time, we have been focusing on growing our commercial and commercial real estate portfolios, which have long been the primary focus of our firm. Additionally, our funding base has changed significantly, with core funding comprising 89.9 percent of our funding base at year-end 2012 compared to 58.7 percent at year-end 2009. All of this was accomplished by our relationship managers in an environment of increasing competition from the large regional banks headquartered outside our markets.”

•	Revenue growth

•

Net interest income for the quarter ended Dec. 31, 2012, was $42.2 million, compared to $40.9 million in the third quarter of 2012 and $39.3 million for the fourth quarter of 2011. Net interest income for the fourth quarter of 2012 was at its highest quarterly level since the firm’s founding in 2000.

•

Noninterest income for the quarter ended Dec. 31, 2012, was $13.1 million, compared to $10.4 million for the third quarter of 2012 and $9.7 million for the same quarter last year. Excluding securities gains, noninterest income was up 6.11 percent on a linked-quarter basis and at its highest quarterly level since the firm’s founding.

•

Gains on mortgage loans sold, net of commissions, were $1.77 million during the fourth quarter of 2012, compared to $1.98 million during the third quarter of 2012 and $1.46 million during the fourth quarter of 2011.

“We grew top line revenues by 8.9 percent in 2012,” Carpenter said. “The revenue growth was largely based on incremental loan volumes and reduced funding costs. We believe net loan growth will be the primary contributor to our revenue growth objectives for 2013. As for fee revenues, we also anticipate decreased mortgage revenues in 2013 given the substantial refinance activity that has already occurred. To offset these headwinds, our relationship managers are focused on continuing our rapid balance sheet growth and seeking new fee opportunities with our clients.”

•	Noninterest and income tax expense

•	Noninterest expense for the quarter ended Dec. 31, 2012, was $34.9 million, compared to $33.6 million in the third quarter of 2012 and $34.4 million in the fourth quarter of 2011.

•	Salaries and employee benefits costs increased by 0.44 percent from the third quarter of 2012 and 3.13 percent from the same period last year.

•

Included in noninterest expense for the fourth quarter of 2012 was $1.36 million in other real estate expenses, compared to $2.40 million in the third quarter of 2012 and $4.19 million in the fourth quarter of 2011.

•

During the fourth quarter of 2012, the firm prepaid $60 million of FHLB advances from current liquidity and, therefore, incurred $2.1 million in prepayment penalties that were included in fourth quarter 2012 noninterest expense. These FHLB advances had an annual effective rate of 1.91 percent.

•

Income tax expense was $6.28 million for the fourth quarter of 2012, compared to $1.45 million in the fourth quarter of 2011 and $5.02 million in the third quarter of 2012. The firm ended the year with an effective tax rate of approximately 33.0 percent for 2012 compared to the substantial tax benefit last year attributable to the recapture of the valuation allowance for the firm’s deferred tax assets.

Noninterest expense excluding the impact of OREO expenses was approximately $33.5 million in the fourth quarter of 2012, compared to $31.2 million in the third quarter of 2012 and $30.2 million in the fourth quarter of 2011.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CST) on Jan. 16, 2013, to discuss fourth quarter 2012 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.

For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 90 days following the presentation.

Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.

The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to over $5.0 billion in assets at Dec. 31, 2012. At Dec. 31, 2012, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and three offices in Knoxville.

Additional information concerning Pinnacle can be accessed at www.pnfp.com.

###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “goal,” “objective,” “intend,” “plan,” “believe,” “should,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to grow its loan portfolio in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial’s asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits with the expiration of the FDIC’s transaction account guarantee program (xi) the development of any new market other than Nashville or Knoxville; (xii) a merger or acquisition; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiv) the ability to attract additional financial advisors or to attract customers from other financial institutions; (xv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from currently proposed changes to capital calculation methodologies and required capital maintenance levels; and, (xvii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2012. Many of such factors are beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	December 31, 2012	December 31, 2011
ASSETS
Cash and noninterest-bearing due from banks	$51,946,542	$63,015,997
Interest-bearing due from banks	111,535,083	108,422,470
Federal funds sold and other	1,807,044	724,573

Cash and cash equivalents	165,288,669	172,163,040
Securities available-for-sale, at fair value	706,577,806	894,962,246
Securities held-to-maturity (fair value of $583,212 and $2,369,118 at December 31, 2012 and December 31, 2011, respectively)	574,863	2,329,917
Mortgage loans held-for-sale	41,194,639	35,363,038
Loans	3,712,162,430	3,291,350,857
Less allowance for loan losses	(69,417,437)	(73,974,675)

Loans, net	3,642,744,993	3,217,376,182
Premises and equipment, net	75,804,895	77,127,361
Other investments	26,962,890	44,653,840
Accrued interest receivable	14,856,615	15,243,366
Goodwill	244,040,421	244,076,492
Core deposit and other intangible assets	5,103,273	7,842,267
Other real estate owned	18,580,097	39,714,415
Other assets	98,819,455	113,098,540

Total assets	$5,040,548,616	$4,863,950,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$985,689,460	$717,378,933
Interest-bearing	760,786,247	637,203,420
Savings and money market accounts	1,662,256,403	1,585,260,139
Time	606,455,873	714,496,974

Total deposits	4,015,187,983	3,654,339,466
Securities sold under agreements to repurchase	114,667,475	131,591,412
Federal Home Loan Bank advances	75,850,390	226,068,796
Subordinated debt and other borrowings	106,158,292	97,476,000
Accrued interest payable	1,360,598	2,233,330
Other liabilities	48,252,519	42,097,132

Total liabilities	4,361,477,257	4,153,806,136
Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; 71,250 shares issued and outstanding at December 31, 2011	—	69,096,828
Common stock, par value $1.00; 90,000,000 shares authorized; 34,696,597 shares and 34,354,960 shares issued and outstanding at December 31, 2012 and 2011, respectively	34,696,597	34,354,960
Common stock warrants	—	3,348,402
Additional paid-in capital	543,760,439	536,227,537
Retained earnings	87,386,689	49,783,584
Accumulated other comprehensive income, net of taxes	13,227,634	17,333,257

Stockholders’ equity	679,071,359	710,144,568

Total liabilities and stockholders’ equity	$5,040,548,616	$4,863,950,704

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended December 31		Twelve Months Ended December 31
	2012	2011	2012	2011
Interest income:
Loans, including fees	$41,705,546	$38,917,962	$160,036,709	$154,748,491
Securities
Taxable	3,574,460	5,179,009	16,931,417	23,971,787
Tax-exempt	1,604,162	1,800,793	6,576,701	7,394,134
Federal funds sold and other	318,900	548,047	1,876,731	2,232,423

Total interest income	47,203,068	46,445,811	185,421,558	188,346,835

Interest expense:
Deposits	3,730,199	5,718,988	16,842,852	30,588,033
Securities sold under agreements to repurchase	85,094	178,958	455,499	1,110,078
Federal Home Loan Bank advances and other borrowings	1,144,741	1,255,194	5,258,749	5,184,313

Total interest expense	4,960,034	7,153,140	22,557,100	36,882,424

Net interest income	42,243,034	39,292,671	162,864,458	151,464,411
Provision for loan losses	2,487,938	5,438,846	5,568,830	21,797,613

Net interest income after provision for loan losses	39,755,096	33,853,825	157,295,628	129,666,798
Noninterest income:
Service charges on deposit accounts	2,622,709	2,290,699	9,917,754	9,244,165
Investment services	2,050,708	1,402,016	6,984,970	6,246,414
Insurance sales commissions	1,045,459	943,959	4,461,404	3,999,153
Gain on mortgage loans sold, net	1,768,428	1,461,224	6,698,618	4,155,137
Gain on sale of investment securities, net	1,987,872	133,055	2,150,605	960,763
Trust fees	863,234	746,257	3,195,950	2,999,731
Other noninterest income	2,769,456	2,749,616	9,987,335	10,334,847

Total noninterest income	13,107,866	9,726,826	43,396,636	37,940,210

Noninterest expense:
Salaries and employee benefits	19,556,285	18,962,481	78,056,564	74,424,851
Equipment and occupancy	5,202,436	4,977,335	20,420,333	19,986,976
Other real estate expense	1,364,495	4,193,073	11,544,067	17,431,926
Marketing and other business development	1,276,050	1,031,884	3,635,810	3,303,151
Postage and supplies	562,805	576,469	2,379,730	2,120,722
Amortization of intangibles	683,430	715,514	2,738,994	2,862,837
Other noninterest expense	6,205,765	3,917,180	19,389,368	18,976,865

Total noninterest expense	34,851,266	34,373,936	138,164,866	139,107,328

Income before income taxes	18,011,696	9,206,715	62,527,398	28,499,680
Income tax expense (benefit)	6,281,538	1,446,918	20,643,517	(15,237,687)

Net income	11,730,158	7,759,797	41,883,881	43,737,367
Preferred dividends	—	1,004,410	1,660,868	4,606,493
Accretion on preferred stock discount	—	1,074,698	2,153,172	2,058,146

Net income available to common stockholders	$11,730,158	$5,680,689	$38,069,841	$37,072,728

Per share information:
Basic net income per common share available to common stockholders	$0.35	$0.17	$1.12	$1.11

Diluted net income per common share available to common stockholders	$0.34	$0.17	$1.10	$1.09

Weighted average shares outstanding:
Basic	33,960,664	33,485,253	33,899,667	33,420,015
Diluted	34,527,479	34,127,209	34,487,808	34,060,228

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December 2012	September 2012	June 2012	March 2012	December 2011	September 2011
Balance sheet data, at quarter end:
Commercial real estate—mortgage loans	$1,178,196	1,167,136	1,167,068	1,123,690	1,110,962	1,087,333
Consumer real estate —mortgage loans	679,927	680,890	687,002	688,817	695,745	711,994
Construction and land development loans	313,552	312,788	289,061	281,624	274,248	278,660
Commercial and industrial loans	1,446,577	1,279,050	1,227,275	1,180,578	1,145,735	1,095,037
Consumer and other	93,910	85,300	74,277	63,160	64,661	68,125
Total loans	3,712,162	3,525,164	3,444,683	3,337,869	3,291,351	3,241,149
Allowance for loan losses	(69,417)	(69,092)	(69,614)	(71,379)	(73,975)	(74,871)
Securities	707,153	739,280	790,493	839,769	897,292	942,752
Total assets	5,040,549	4,871,386	4,931,878	4,789,583	4,863,951	4,868,905
Noninterest-bearing deposits	985,689	844,480	806,402	756,909	717,379	722,694
Total deposits	4,015,188	3,719,287	3,709,820	3,605,291	3,654,339	3,712,650
Securities sold under agreements to repurchase	114,667	134,787	127,623	118,089	131,591	128,954
FHLB advances	75,850	190,887	270,995	226,032	226,069	161,106
Subordinated debt and other borrowings	106,158	106,783	122,476	97,476	97,476	97,476
Total stockholders’ equity	679,071	672,824	659,287	718,665	710,145	724,374
Balance sheet data, quarterly averages:
Total loans	$3,580,056	3,488,736	3,402,671	3,280,030	3,261,972	3,207,213
Securities	719,861	766,547	818,795	875,509	924,153	939,778
Total earning assets	4,493,216	4,379,742	4,365,715	4,316,973	4,347,352	4,308,710
Total assets	4,964,521	4,860,394	4,847,583	4,820,951	4,852,311	4,786,485
Noninterest-bearing deposits	978,366	799,508	755,594	701,760	705,580	671,796
Total deposits	3,883,423	3,705,672	3,636,240	3,597,271	3,641,845	3,699,553
Securities sold under agreements to repurchase	142,333	136,918	130,711	129,892	141,818	145,050
FHLB advances	124,781	214,271	232,606	238,578	209,619	111,699
Subordinated debt and other borrowings	108,489	112,406	101,872	97,476	97,476	97,476
Total stockholders’ equity	680,383	669,673	718,841	719,788	729,622	708,973
Statement of operations data, for the three months ended:
Interest income	$47,203	46,441	45,953	45,824	46,446	46,888
Interest expense	4,960	5,509	5,768	6,320	7,153	8,532

Net interest income	42,243	40,932	40,185	39,504	39,293	38,356
Provision for loan losses	2,488	1,413	634	1,034	5,439	3,632

Net interest income after provision for loan losses	39,755	39,519	39,551	38,470	33,854	34,724
Noninterest income	13,108	10,430	9,910	9,949	9,727	10,080
Noninterest expense	34,851	33,578	33,916	35,820	34,374	35,676

Income before taxes	18,012	16,371	15,545	12,599	9,207	9,128
Income tax expense (benefit)	6,282	5,022	5,106	4,234	1,447	(16,973)
Preferred dividends and accretion	—	—	2,655	1,159	2,079	1,564

Net income available to common stockholders	$11,730	11,349	7,785	7,206	5,681	24,537

Profitability and other ratios:
Return on avg. assets (1)	0.94%	0.93%	0.65%	0.60%	0.46%	2.06%
Return on avg. equity (1)	6.86%	6.74%	4.36%	4.03%	3.09%	13.88%
Return on avg. tangible equity (1)	10.85%	10.76%	7.58%	6.13%	4.93%	20.69%
Net interest margin (1) (2)	3.80%	3.78%	3.76%	3.74%	3.65%	3.60%
Noninterest income to total revenue (3)	23.68%	20.31%	19.78%	20.12%	19.84%	20.81%
Noninterest income to avg. assets (1)	1.05%	0.85%	0.82%	0.83%	0.80%	0.84%
Noninterest exp. to avg. assets (1)	2.79%	2.75%	2.81%	2.99%	2.81%	2.99%
Noninterest expense (excluding ORE and FHLB prepayment charges) to avg. assets (1)	2.52%	2.55%	2.56%	2.60%	2.50%	2.57%
Efficiency ratio (4)	62.96%	65.38%	67.70%	72.43%	70.12%	73.66%
Avg. loans to average deposits	92.19%	94.15%	93.58%	91.18%	89.57%	86.69%
Securities to total assets	14.03%	15.18%	16.03%	17.53%	18.45%	19.36%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended December 31, 2012			Three months ended December 31, 2011
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/Yields
Interest-earning assets
Loans (1)	$3,580,056	$41,706	4.64%	$3,261,972	$38,918	4.74%
Securities
Taxable	541,678	3,574	2.63%	733,871	5,179	2.80%
Tax-exempt (2)	178,183	1,604	4.78%	190,282	1,801	5.01%
Federal funds sold and other	193,299	319	0.77%	161,227	548	1.45%

Total interest-earning assets	4,493,216	$47,203	4.24%	4,347,352	$46,446	4.30%

Nonearning assets
Intangible assets	249,574			252,368
Other nonearning assets	221,731			252,591

Total assets	$4,964,521			$4,852,311

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$688,196	$558	0.32%	$584,342	$757	0.51%
Savings and money market	1,611,639	1,816	0.45%	1,592,704	2,624	0.65%
Time	605,222	1,356	0.89%	759,219	2,338	1.22%

Total interest-bearing deposits	2,905,057	3,730	0.51%	2,936,265	5,719	0.77%
Securities sold under agreements to repurchase	142,333	85	0.24%	141,818	179	0.50%
Federal Home Loan Bank advances	124,781	390	1.24%	209,619	566	1.07%
Subordinated debt and other borrowings	108,489	755	2.77%	97,476	689	2.80%

Total interest-bearing liabilities	3,280,660	4,960	0.60%	3,385,178	7,153	0.84%
Noninterest-bearing deposits	978,366	—	—	705,580	—	—

Total deposits and interest-bearing liabilities	4,259,026	$4,960	0.46%	4,090,758	$7,153	0.69%

Other liabilities	25,112			31,931
Stockholders’ equity	680,383			729,622

Total liabilities and stockholders’ equity	$4,964,521			$4,852,311

Net interest income		$42,243			$39,293

Net interest spread (3)			3.64%			3.46%
Net interest margin (4)			3.80%			3.65%

(1)	Average balances of nonperforming loans are included in the above amounts.
(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.
(3)	Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended December 31, 2012 would have been 3.78% compared to a net interest spread of 3.61% for the quarter ended December 31, 2011.
(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Twelve months ended			Twelve months ended
	December 31, 2012			December 31, 2011
(dollars in thousands)	Average Balances	Interest	Rates/Yields	Average Balances	Interest	Rates/Yields
Interest-earning assets
Loans (1)	$3,438,401	$160,037	4.66%	$3,218,123	$154,749	4.82%
Securities
Taxable	612,677	16,931	2.76%	768,063	23,972	3.12%
Tax-exempt (2)	182,217	6,577	4.82%	193,397	7,394	5.10%
Federal funds sold and other	155,876	1,877	1.33%	167,932	2,232	1.43%

Total interest-earning assets	4,389,171	$185,422	4.29%	4,347,515	$188,347	4.40%

Nonearning assets
Intangible assets	250,619			253,443
Other nonearning assets	233,764			232,477

Total assets	$4,873,554			$4,833,435

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$677,632	$2,800	0.41%	$583,212	$3,522	0.60%
Savings and money market	1,575,174	7,884	0.50%	1,597,965	13,773	0.86%
Time	644,039	6,158	0.96%	876,864	13,293	1.52%

Total interest-bearing deposits	2,896,845	16,842	0.58%	3,058,041	30,588	1.00%
Securities sold under agreements to repurchase	134,989	455	0.34%	161,845	1,110	0.69%
Federal Home Loan Bank advances	202,338	2,237	1.11%	136,741	2,512	1.84%
Subordinated debt and other borrowings	105,131	3,024	2.87%	98,201	2,672	2.73%

Total interest-bearing liabilities	3,339,303	22,558	0.68%	3,454,828	36,882	1.07%
Noninterest-bearing deposits	809,268	—	—	650,602	—	—

Total deposits and interest-bearing liabilities	4,148,571	$22,558	0.54%	4,105,430	$36,882	0.90%

Other liabilities	27,933			24,752
Stockholders’ equity	697,050			703,253

Total liabilities and stockholders’ equity	$4,873,554			$4,833,435

Net interest income		$162,864			$151,465

Net interest spread (3)			3.61%			3.33%
Net interest margin (4)			3.77%			3.55%

(1)	Average balances of nonperforming loans are included in the above amounts.
(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.
(3)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the twelve months ended December 31, 2012 would have been 3.74% compared to a net interest spread of 3.50% for the twelve months ended December 31, 2011.
(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December 2012	September 2012	June 2012	March 2012	December 2011	September 2011
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$22,823	36,571	40,821	42,852	47,855	54,640
Other real estate (ORE)	18,580	21,817	25,450	34,019	39,714	45,500

Total nonperforming assets	$41,403	58,388	66,271	76,871	87,569	100,140

Past due loans over 90 days and still accruing interest	$—	162	—	821	858	1,911
Troubled debt restructurings (5)	$27,450	24,090	26,626	22,832	23,416	18,187
Net loan charge-offs	$2,163	1,935	2,399	3,630	6,335	5,732
Allowance for loan losses to nonperforming loans	304.2%	188.9%	170.5%	166.6%	154.6%	137.0%
As a percentage of total loans:
Past due accruing loans over 30 days	0.29%	0.35%	0.21%	0.34%	0.36%	0.28%
Potential problem loans (6)	2.84%	3.13%	3.49%	3.78%	4.12%	4.09%
Allowance for loan losses	1.87%	1.96%	2.02%	2.14%	2.25%	2.31%
Nonperforming assets to total loans and ORE	1.11%	1.65%	1.91%	2.28%	2.66%	3.05%
Nonperforming assets to total assets	0.82%	1.20%	1.34%	1.60%	1.80%	2.06%
Annualized net loan charge-offs to year-to-date to avg. loans (7)	0.29%	0.31%	0.36%	0.45%	0.94%	1.00%
Avg. commercial loan internal risk ratings (6)	4.5	4.6	4.6	4.7	4.6	4.7

Interest rates and yields:
Loans	4.64%	4.62%	4.65%	4.74%	4.74%	4.78%
Securities	3.16%	3.19%	3.27%	3.31%	3.26%	3.54%
Total earning assets	4.24%	4.28%	4.29%	4.33%	4.30%	4.38%
Total deposits, including non-interest bearing	0.38%	0.43%	0.47%	0.63%	0.62%	0.77%
Securities sold under agreements to repurchase	0.24%	0.29%	0.36%	0.48%	0.50%	0.56%
FHLB advances	1.24%	1.15%	1.07%	1.03%	1.07%	1.89%
Subordinated debt and other borrowings	2.77%	2.84%	2.91%	3.00%	2.80%	2.68%
Total deposits and interest-bearing liabilities	0.46%	0.53%	0.57%	0.63%	0.69%	0.84%

Pinnacle Financial Partners capital ratios (8):
Stockholders’ equity to total assets	13.5%	13.8%	13.4%	15.0%	14.6%	14.9%
Leverage	10.6%	10.5%	10.3%	11.7%	11.4%	11.9%
Tier one risk-based	11.8%	12.1%	12.0%	14.0%	13.8%	14.4%
Total risk-based	13.0%	13.4%	13.5%	15.4%	15.3%	15.9%
Tier one common equity to risk weighted assets	9.9%	10.1%	10.0%	10.1%	9.9%	9.8%
Tangible common equity to tangible assets	9.0%	9.2%	8.7%	8.8%	8.4%	8.2%
Pinnacle Bank ratios:
Classified Asset Ratio	29.4%	33.4%	37.8%	39.3%	44.4%	46.8%
Leverage	10.5%	10.5%	10.4%	10.6%	10.3%	10.2%
Tier one risk-based	11.6%	12.0%	12.0%	12.6%	12.5%	12.3%
Total risk-based	12.9%	13.3%	13.3%	14.1%	14.0%	13.8%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	December	September	June	March	December	September
(dollars in thousands, except per share data)	2012	2012	2012	2012	2011	2011
Per share data:
Earnings – basic	$0.35	0.33	0.23	0.21	0.17	0.74
Earnings – diluted	$0.34	0.33	0.23	0.21	0.17	0.72
Book value per common share at quarter end (9)	$19.57	19.39	18.92	18.66	18.56	18.34
Tangible common equity per common share	$12.39	12.19	11.79	11.50	11.33	11.08
Weighted avg. common shares – basic	33,960,664	33,939,248	33,885,779	33,811,871	33,485,253	33,372,980
Weighted avg. common shares – diluted	34,527,479	34,523,076	34,470,794	34,423,898	34,127,209	33,993,914
Common shares outstanding	34,696,597	34,691,659	34,675,913	34,616,013	34,354,960	34,306,927
Investor information:
Closing sales price	$18.84	19.32	19.51	18.35	16.15	10.94
High closing sales price during quarter	$20.60	20.38	19.51	18.44	16.65	16.21
Low closing sales price during quarter	$18.05	18.88	16.64	15.25	10.28	10.52
Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$132,485	130,277	105,486	119,426	134,842	104,663
Gross fees (10)	$3,269	3,193	2,511	2,608	2,766	2,166
Gross fees as a percentage of mortgage loans originated	2.47%	2.45%	2.38%	2.18%	2.05%	2.07%
Gains (losses) on sales of investment securities, net of OTTI	$1,988	(50)	99	114	133	377
Brokerage account assets, at quarter-end (11)	$1,242,379	1,244,100	1,191,259	1,176,180	1,061,249	987,908
Trust account assets, at quarter-end	$819,270	761,641	803,904	789,614	632,608	607,668
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$39,668	40,662	54,598	52,155	62,209	57,045
Core deposits (12)	$3,875,745	3,576,425	3,523,542	3,405,915	3,441,547	3,388,692
Core deposits to total funding (12)	89.9%	86.1%	83.3%	84.3%	83.7%	82.6%
Risk-weighted assets	$4,247,744	4,033,407	3,992,473	3,826,678	3,780,412	3,751,479
Total assets per full-time equivalent employee	$6,900	6,715	6,724	6,442	6,511	6,580
Annualized revenues per full-time equivalent employee	$301.4	281.6	273.9	266.8	263.2	262.5
Number of employees (full-time equivalent)	730.5	725.5	733.5	743.5	747.0	740.0
Associate retention rate (13)	93.2%	93.4%	94.0%	93.7%	92.0%	92.6%
Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment—November 2012	759.2	757.6	764.7	747.8	757.3	735.5
Knoxville MSA nonfarm employment—November 2012	337.2	337.3	338.9	330.9	331.7	327.7
Nashville MSA unemployment—Novemver 2012	5.9%	7.1%	6.8%	7.2%	7.2%	8.5%
Knoxville MSA unemployment—November 2012	5.7%	6.8%	6.4%	6.7%	6.6%	7.9%
Nashville residential median home price- December 2012	$181.0	177.1	175.5	168.5	168.5	171.6
Nashville inventory of residential homes for sale- December 2012 (16)	9.1	11.0	11.8	11.8	10.6	13.4

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	December	September	June	March	December	September
(dollars in thousands, except per share data)	2012	2012	2012	2012	2011	2011
Tangible assets:
Total assets	$5,040,549	$4,871,386	$4,931,878	$4,789,583	$4,863,951	$4,868,905
Less: Goodwill	(244,040)	(244,045)	(244,065)	(244,072)	(244,076)	(244,082)
Core deposit and other intangible assets	(5,103)	(5,787)	(6,470)	(7,156)	(7,842)	(8,558)

Net tangible assets	$4,791,406	$4,621,554	$4,681,343	$4,538,355	$4,612,033	$4,616,265

Tangible equity:
Total stockholders’ equity	$679,071	$672,824	$659,287	$718,665	$710,145	$724,374
Less: Goodwill	(244,040)	(244,045)	(244,065)	(244,072)	(244,076)	(244,082)
Core deposit and other intangible assets	(5,103)	(5,787)	(6,470)	(7,156)	(7,842)	(8,558)

Net tangible equity	429,928	422,992	408,752	467,437	458,226	471,734
Less: Preferred stock	—	—	—	(69,355)	(69,097)	(91,772)

Net tangible common equity	$429,928	$422,992	$408,752	$398,082	$389,130	$379,962

Ratio of tangible common equity to tangible assets	8.97%	9.15%	8.73%	8.77%	8.44%	8.23%

	For the three months ended
	December	September	June	March	December	September
	2012	2012	2012	2012	2011	2011
Net interest income	$42,243	$40,932	$40,185	$39,504	$39,293	$38,356
Noninterest income	13,108	10,430	9,910	9,949	9,727	10,080
Less: Net gains (losses) on sale of investment securities	1,988	(50)	99	114	133	377

Noninterest income excluding the impact of other net gains (losses) on sale of investment securities	11,120	10,480	9,811	9,835	9,594	9,703

Noninterest expense	34,851	33,578	33,915	35,820	34,374	35,676
Other real estate owned expense	1,365	2,399	3,104	4,676	4,193	5,079
FHLB restructuring charges	2,092	—	—	—	—	—

Noninterest expense excluding the impact of other real estate owned expense and FHLB restructuring charges	31,394	31,179	30,811	31,144	30,181	30,597

Adjusted pre-tax pre-provision income(15)	$21,969	$20,233	$19,185	$18,195	$18,706	$17,462

Efficiency Ratio (4)	63.0%	65.4%	67.7%	72.4%	70.1%	73.7%
Efficiency Ratio excluding the gain or loss on sale of investment securities, the impact of other real estate owned expense and FHLB restructuring charges(4)	58.8%	60.6%	61.6%	63.1%	61.7%	63.7%
Noninterest expense	$34,851	$33,578	$33,915	$35,820	$34,374	$35,676
Other real estate owned expense	1,365	2,399	3,104	4,676	4,193	5,079
FHLB restructuring charges	2,092	—	—	—	—	—

Noninterest expense excluding the impact of other real estate owned expense and FHLB restructuring charges	31,394	31,179	30,811	31,144	30,181	30,597

Total average assets	$4,964,521	$4,860,394	$4,847,583	$4,820,951	$4,852,311	$4,786,485

Noninterest expense (excluding ORE and FHLB restructuring charges) to avg. assets(1)	2.52%	2.55%	2.56%	2.60%	2.50%	2.57%

	For the twelve months ended December 31,
	2012	2011
Net income available to common stockholders	$38,070	$37,073
Reversal of valuation allowance based on net deferred tax assets	—	(22,480)
Accelerated accretion on preferred stock discount	1,664	141

	$39,734	$14,734

Diluted net income per common share available to common stockholders, as adjusted	$1.15	$0.43

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1.	Ratios are presented on an annualized basis.

2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.

3.	Total revenue is equal to the sum of net interest income and noninterest income.

4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

5.	Troubled debt restructurings include loans where the company, as a result of the borrower’s financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.). All of these loans continue to accrue interest at the contractual rate.

6.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse that are not nonperforming or restructured loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings.

7.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

8.	Capital ratios are defined as follows:

Equity to total assets – End of period total stockholders’ equity as a percentage of end of period assets.

Tangible common equity to total assets—End of period total stockholders’ equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.

Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Classified asset—Classified assets as a percentage of Tier 1 Capital plus allowance for loan losses.

9.	Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.

10.	Amounts are included in the statement of operations in “Gains on loans sold, net”, net of commissions paid on such amounts.

11.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.

12.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

14.	Employment and unemployment data is from the US Dept. of Labor Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. The Nashville home data is from the Greater Nashville Association of Realtors.

15.	Adjusted pre-tax, pre-provision income excludes the impact of net gains (losses) on investment security sales as well as other real estate owned expenses and FHLB prepayment charges.

16.	Represents homes currently listed with MLS in the Nashville MSA.